SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                              CNB BANCORP, INC.
   (Exact Name of Registrant as specified in its Articles of Incorporation)

        New York                                     14-1709485
(State of Incorporation)                  (IRS Employer Identification No.)

                             10-24 N. Main Street
                                P. O. Box 873
                         Gloversville, New York 12078
         (Address of principal executive offices, including zip code)

           CNB Bancorp, Inc. Long-Term Incentive Compensation Plan
                             (Full Title of Plan)

                           Mr. WILLIAM N. SMITH
                           Chairman, President and
                           Chief Executive Officer
                           CNB Bancorp, Inc.
                           10-24 North Main Street
                           Gloversville, New York 12078
                           (518) 773-7911
          (Name, address and telephone number of agent for service)

                                  Copies to:
                           DAVID J. Mack, Esq.
                           Werner & Blank, LLC
                           7205 West Central Avenue
                           Toledo, Ohio 43617
                           (419) 841-8051

                                          CALCUATION OF REGISTRATION FEE


                                  Amount to be      Proposed Maximum       Proposed Maximum         Amount of
Title of Securities               Registered <F1>   Offering Price         Aggregate Offering       Registration Fee
to be registered                                    per Share <F3>         Price <F3>

Common Stock, par value $2.50     225,000          $30.93 <F2>             $6,959,250               $641


<F1> Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, par value $2.50 per share ("Common Stock"), of CNB Bancorp, Inc. (the "Company" or "Registrant") registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

<F2> The exercise price for 40,550 shares covered by options granted on June
     4, 2002.

<F3> Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) under the Securities Act of 1933 ("Securities Act"), based upon (a) the prices at which options awarded under the CNB Bancorp, Inc. Long-Term Incentive Compensation Plan (the "Plan") may be exercised, and (b), as to shares of Common Stock available under the Plan but not covered by outstanding options, the average of the high and low prices of the Common Stock as reported on the Over-the-Counter Electronic Bulletin Board (the "OTCBB") for June 12, 2002. Options covering 40,550 shares of Common Stock at an exercise price of $30.93 per share were awarded pursuant to the Plan on June 4, 2002. There are 184,450 shares of Common Stock that remain for options to be awarded under the Plan. The average of the high and low prices for shares of the Company's stock, as reported on the OTCBB for June 12, 2002, was $30.25.



                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3         Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

     (c) The description of the Common Stock of the Company contained in the Company's Current Report on Form 8-K filed on July 15, 1999.

     (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.        Description of Securities

     Not applicable because the Common Stock is registered under Section 12 of the Exchange Act.

Item 5.        Interests of Named Experts and Counsel.

     Not applicable.

Item 6.        Indemnification of Directors and Officers.

     Under the New York Business Corporation Law ("NYBCL"), a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by (i) the disinterested directors if a quorum is available, (ii) the board upon the written opinion of independent legal counsel or (iii) the stockholders.

     The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or bylaws or when authorized by (i) such certificate of incorporation or bylaws; (ii) a resolution of stockholders, (iii) a resolution of directors or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     Article V of the Bylaws of the Company provides that the directors, officers, employees and agents of the Company shall be indemnified to the fullest extent permitted by the NYBCL. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of the Company. In addition, the Company carries a liability insurance policy for its directors and officers.

Item 7.        Exemption from Registration Claimed.

     Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.        Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Number    Exhibit

4*        Restated Certificate of Incorporation of CNB Bancorp, Inc.

5         Opinion of Werner & Blank, LLC as to the legality of the securities

23.1      Consent of Werner & Blank, LLC (contained in  Exhibit 5)

23.2      Consent of KPMG LLP

24        Power of Attorney

* Incorporated by reference to the Registrant's filing on Form 8-K filed August 10, 2001.

Item 9.        Undertakings.

         The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or in most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gloversville, State of New York, on June 12, 2002.

                                       CNB Bancorp, Inc.

                              By:      /s/ William N. Smith
                                       -------------------------------------
                                       William N. Smith, Chairman, President
                                       and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                                Date
-----------------------    ---------------------------------    --------------


/s/ William N. Smith
-----------------------
William N. Smith           Chairman of the Board of             June 12, 2002
                           Directors, President and
                           Chief Executive Officer
                           (Principal Executive Officer
                           and Director)


/s/ George A. Morgan
-----------------------
George A. Morgan           Vice President, Secretary            June 12, 2002
                           and Director

                           (Principal Financial Officer
                           and Director)


/s/ Michael J. Frank
-----------------------
Michael J. Frank           Treasurer                            June 12, 2002
                           (Principal Accounting Officer)


Directors*

Timothy E. Delaney
Brian K. Hanaburgh
Theodore E. Hoye, III
Robert L. Maider
John C. Miller
Frank E. Perrella
Deborah H. Rose
Richard D. Ruby
Clark D. Subik

* For each of the above directors pursuant to power of attorney filed with this Registration Statement.

By:  /s/ George A. Morgan                        June 12, 2002
-----------------------------                    --------------------
         George A. Morgan                        Date
         (pursuant to power of attorney)

                                EXHIBIT INDEX

4*       Restated Certificate of Incorporation of CNB Bancorp, Inc.

5        Opinion of Werner & Blank, LLC as to the legality of the securities

23.1     Consent of Werner & Blank, LLC (contained in the opinion included as
         Exhibit 5)

23.2     Consent of KPMG LLP

24       Power of Attorney

* Incorporated by reference to the Registrant's filing on Form 8-K filed August 10, 2001.

                                  Exhibit 5

June 14, 2002

Board of Directors
CNB Bancorp, Inc.
10-24 N. Main Street
Gloversville, New York  12078

Re:       Registration Statement on Form S-8 for
          225,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as special counsel to CNB Bancorp, Inc., a New York corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of an additional 225,000 shares of common stock, par value $2.50 per share ("Common Stock"), to be issued pursuant to the CNB Bancorp, Inc. Long-Term Incentive Compensation Plan, (the "Plan"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result or a stock split, stock dividend or similar adjustment of the outstanding Common Stock. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

     In this regard, we have reviewed the Registration Statement and Prospectus for the Plan, the Certificate of Incorporation and Bylaws of the Corporation, the Plan, the Agreement, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of public officials, officers and representatives of the Corporation as we have deemed applicable or relevant as a basis for the opinion set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respect of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the Plan will continue to be validly authorized on the dates the Common Stock is issued under the Plan; (ii) on the dates that stock options granted under the Plan are exercised, those stock options will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

     Based on the foregoing, and subject to the assumption set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, upon receipt by the Corporation of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/  Werner  &  Blank, LLC
                                   ----------------------------
                                   WERNER & BLANK, LLC

                                Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
CNB Bancorp, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CNB Bancorp, Inc. of our report dated February 8, 2002, relating to the consolidated statements of condition of CNB Bancorp, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the December 31, 2001 Annual Report on Form 10-K of CNB Bancorp, Inc.

                                         /s/  KPMG LLP

June 10, 2002

                                  Exhibit 24

                              POWER OF ATTORNEY

     Know all men by these presents that each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint George A. Morgan his true and lawful attorney with full power of substitution and resubstitution to affix for him and in his name, place and stead, as attorney-in-fact, his signature as director or officer, or both, of CNB Bancorp, Inc., a New York corporation (the "Company"), to a Registration Statement on Form S-8 registering under the Securities Act of 1933, common stock to be sold under the CNB Bancorp, Inc. Long-Term Incentive Compensation Plan, and to any and all amendments, post-effective amendments and exhibits to that Registration Statement, and to any and all applications and other documents pertaining thereto, giving and granting to such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed at Gloversville, New York, this 20th day of May, 2002.



/s/ Timothy E. Delaney                      Director
----------------------------
Timothy E. Delaney


/s/ Brian K. Hanaburgh                      Director
----------------------------
Brian K. Hanaburgh


/s/ Theodore E. Hoye, III                   Director
----------------------------
Theodore E. Hoye, III


/s/ Robert L. Maider                        Director
----------------------------
Robert L. Maider


/s/ John C. Miller                          Director
----------------------------
John C. Miller


/s/ Frank E. Perrella                       Director
----------------------------
Frank E. Perrella


/s/ Deborah H. Rose                         Director
----------------------------
Deborah H. Rose


/s/ Richard D. Ruby                         Director
----------------------------
Richard D. Ruby


/s/ William N. Smith                        Chairman, President, Chief
----------------------------                Executive Officer and Director
William N. Smith


/s/ Clark D. Subik                          Director
----------------------------
Clark D. Subik